JPMorgan Funds - Pacholder High Yield Fund, Inc.

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Rule 10f-3 Procedures of the Funds:

Fund Pacholder High Yield Fund, Inc
Trade Date 4/3/2009
Issuer Frontier Communications (FTR 8.25% 5/1/14)
Cusip 35906AAA
Bonds 50,000
Offering Price $91.81
Spread $2.000
Cost $45,903
Dealer Executing Trade Credit Suisse Securities
% of Offering 0.14%
Syndicate Members Citigroup Global Markets, Credit Suisse, J.P. Morgan, Deutsche Bank, UBS Securities
Fund Pacholder High Yield Fund, Inc
Trade Date 4/15/2009
Issuer HCA Inc. (HCA 8.50% 4/15/19 144A)
Cusip 404119BE
Bonds 150,000
Offering Price $96.76
Spread $1.693
Cost $145,133
Dealer Executing Trade Citigroup Global Markets
% of Offering 0.78%
Syndicate Members Banc of America Securities, Citigroup Global Markets, Deutsche Bank, Glodman Sachs & Co., J.P. Morgan
Fund Pacholder High Yield Fund, Inc
Trade Date 4/21/2009
Issuer DigitalGlobe Inc. (DGI 10.50% 5/1/14 144A)
Cusip 25389MAB
Bonds 125,000
Offering Price 96
Spread $2.50
Cost $120,336.00
Dealer Executing Trade Morgan Stanley and Company
% of Offering 1.13%
Syndicate Members Morgan Stanley & Co, Banc of America Securities, Citigroup Global Markets, J.P. Morgan
Fund Pacholder High Yield Fund, Inc
Trade Date 4/22/2009
Issuer JBS USA LLC/JBS USA Financial (FRIBOI 11.625% 5/1/14 144A)
Cusip 466112AA
Bonds 150,000
Offering Price 95
Spread $2.00
Cost $142,569.00
Dealer Executing Trade BancAmerica Securities
% of Offering 0.70%
Syndicate Members Banc of America Securities, J.P. Morgan, BB Securities, BMO Capital Markets, Credit Suisse, ING, Rabo Securities
Fund Pacholder High Yield Fund, Inc
Trade Date 4/24/2009
Issuer Nielsen Finance LLC (VNU 11.50% 5/1/16 144A)
Cusip 65409QAW
Bonds 250,000
Offering Price $92.17
Spread $1.75
Cost $230,433.00
Dealer Executing Trade Deutsche Banc Alex Brown
% of Offering 0.40%
Syndicate Members Credit Suisse, Deutsche Bank, Goldman Sachs & Co., J.P. Morgan Securities, Morgan Stanley & Co
Fund Pacholder High Yield Fund, Inc
Trade Date 5/14/2009
Issuer Speedway Motorsports Inc. (8.75% 6/1/2016) 144A
Cusip 847788AM
Bonds 300,000
Offering Price 97
Spread $1.90
Cost $290,478.00
Dealer Executing Trade BancAmerica Securities
% of Offering 3.64%
Syndicate Members Banc of America Securities, J.P. Morgan, Wachovia Securities, Caylon Securities, SunTrust Robinson
Fund Pacholder High Yield Fund, Inc
Trade Date 5/27/2009
Issuer American Tower Corporation (7.250% 5/15/2019)
Cusip 029912AW2
Bonds 230,000
Offering Price $98.28
Spread $1.08
Cost $226,042.00
Dealer Executing Trade Credit Suisse Securities
% of Offering 2.84%
Syndicate Members Credit Suisse, J.P. Morgan, Caylon Securities, Citigroup capital Markets, Morgan Stanley & Co, RBS Securities, TD Securities
Fund Pacholder High Yield Fund, Inc
Trade Date 5/27/2009
Issuer Harrahs Escrow Corporation (11.250% 6/01/2017)
Cusip 413622AA9
Bonds 250,000
Offering Price 96
Spread $2.25
Cost $240,563.00
Dealer Executing Trade BancAmerica Securities
% of Offering 0.76%
Syndicate Members Banc of America Securities, Citigroup Global Markets, J.P. Morgan
Fund Pacholder High Yield Fund, Inc
Trade Date 6/10/2009
Issuer Interpublic Group Companies, Inc. (IPG 10.00% 7/15/17 144A)
Cusip 460690BG
Bonds 150,000
Offering Price 98
Spread $2.00
Cost $146,937.00
Dealer Executing Trade Morgan Stanley and Company
% of Offering 0.86%
Syndicate Members Citigroup Global Markets, J.P. Morgan, Morgan Stanley & Co, UBS Securities
Fund Pacholder High Yield Fund, Inc
Trade Date 6/30/2009
Issuer MetLife Inc. (MET 10.75% 8/1/39)
Cusip 59156RAV
Bonds 400,000
Offering Price $99.98
Spread $0.95
Cost $399,924.00
Dealer Executing Trade Morgan Stanley and Company
% of Offering 3.57%
Syndicate Members J.P. Morgan, Morgan Stanley & Co